Filed pursuant to Rule 424(b)(7)
Registration No. 333-211556

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common shares, $1.00 par value	28,750,000	$27.54	$791,775,000	$79,731.75

(1)	Estimated pursuant to Rule 457(c). The offering price and registration fee are based on the average of the high and low prices for our common stock on May 19, 2016 as reported on the New York Stock Exchange.
(2)	Calculated in accordance with Rule 457(r) and relates to the registration statement on Form S-3 (File No. 333-211556) filed on May 24, 2016.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 24, 2016)

25,000,000 Shares

Axalta Coating Systems Ltd.

Common Shares

This prospectus relates to the common shares of Axalta Coating Systems Ltd. being sold by affiliates of The Carlyle Group (“Carlyle”). We will not receive any proceeds from the sale of our common shares by the selling shareholders.

You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our common shares.

INVESTING IN OUR COMMON SHARES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 6 OF THE ACCOMPANYING PROSPECTUS.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “AXTA.” On May 24, 2016, the closing sale price of our common shares as reported on the NYSE was $28.11 per share.

The underwriter has agreed to purchase the common shares from the selling shareholders at a price of $27.93 per share, which will result in $698,250,000 of proceeds to the selling shareholders. The underwriter may offer the common shares from time to time for sale in one or more transactions on the NYSE, in the over the counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

The underwriter may also purchase up to an additional 3,750,000 common shares from the selling shareholders, at the price set forth above, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of the common shares is expected on or about May 31, 2016.

Credit Suisse

The date of this prospectus supplement is May 24, 2016.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated May 24, 2016. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), utilizing a shelf registration process. Under this shelf registration process, the selling shareholders named in a prospectus supplement may, from time to time, offer and sell our common shares in one or more offerings or resales.

The accompanying prospectus provides you with a general description of our common shares, which the selling shareholders may offer pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of common shares, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Any statement that we make in the accompanying prospectus will be modified or superseded by any inconsistent statement made by us in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference, will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with information incorporated by reference herein before investing in our common shares.

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. None of us, the underwriter, or the selling shareholders have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus is delivered or common shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

When we refer to “Axalta,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Axalta Coating Systems Ltd. and its consolidated subsidiaries, unless otherwise specified.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common shares. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference, especially the risks of investing in our common shares discussed or referred to under “Risk Factors.”

Company Overview

We are a leading global manufacturer, marketer and distributor of high performance coatings systems. Based on market information from 2014, we generate approximately 90% of our revenue in markets where we hold the #1 or #2 global market position, including the #1 position in our core automotive refinish end-market with approximately a 25% global market share. We have a 150-year heritage in the coatings industry and are known for manufacturing high-quality products with well-recognized brands supported by market-leading technology and customer service. Over the course of our history we have remained at the forefront of our industry by continually developing innovative coatings technologies designed to enhance the performance and appearance of our customers’ products, while improving their productivity and profitability.

Our diverse global footprint of 38 manufacturing facilities, four technology centers, 46 customer training centers and approximately 12,800 employees allows us to meet the needs of customers in over 130 countries. We serve our customer base through an extensive sales force and technical support organization, as well as through approximately 4,000 independent, locally-based distributors. Our scale and strong local presence are critical to our success, allowing us to leverage our technology portfolio and customer relationships globally while meeting customer demands locally.

Net sales for our four end-markets and four regions for the year ended December 31, 2015 are highlighted below:

Note: Latin America includes Mexico

Performance Coatings

Through our Performance Coatings segment, we provide high-quality liquid and powder coatings solutions to a fragmented and local customer base. We are one of only a few suppliers with the technology to provide precise color matching and highly durable coatings systems. The end-markets within this segment are refinish and industrial as described below.

Refinish End-Market (#1 global market position): We provide waterborne and solventborne coatings to approximately 80,000 independent body shops, dealers and multi-shop operators to facilitate high-quality, efficient automotive collision repairs. Our advanced color matching technology and library of over four million color variations comprise an advanced color system that enables body shops to refinish vehicles regardless of vehicle brand, color, age or original paint supplier.

Industrial End-Market: We provide a wide range of liquid and powder coatings to customers who use them in diverse applications, including industrial machinery, electrical insulation, automotive components, architectural cladding and fittings, appliances, outdoor furniture and oil & gas pipelines. Our coatings are often used under severe operating conditions and require high performance such as high mechanical resistance, corrosion protection, elasticity and colorfastness.

Transportation Coatings

Through our Transportation Coatings segment, we provide advanced coatings technologies to original equipment manufacturers (“OEMs”) of light and commercial vehicles. These increasingly global customers require a high level of technical support coupled with cost-effective, environmentally responsible coatings systems that can be applied with a high degree of precision, consistency and speed.

Light Vehicle End-Market (#2 global market position): We provide light vehicle OEMs and Tier 1 component suppliers a full range of waterborne and solventborne coatings systems that are a critical, integrated step in the vehicle assembly process. We compete and win new business on the basis of our quality, service and proprietary products that generate significant energy and cost savings for our customers while enhancing productivity and first pass quality. Our global capabilities and focus on technology enable us to provide our global customers with next-generation offerings to enhance appearance, durability and corrosion protection and comply with increasingly strict environmental regulations.

Commercial Vehicle End-Market: We provide liquid coatings to commercial vehicle OEMs, including those in the heavy duty truck (“HDT”), bus, rail and agricultural and construction equipment markets, as well as related markets such as trailers, recreational vehicles and personal sport vehicles. As a leading global supplier in both the HDT and bus markets, we meet the demands of our customers with an extensive offering of over 70,000 colors.

The Offering

Common shares offered by the selling shareholders	25,000,000 shares

Common shares to be outstanding after this offering	238,503,149 shares, as of March 31, 2016

Option to purchase additional common shares	The selling shareholders have granted the underwriter a 30-day option to purchase up to an additional 3,750,000 common shares at the price set forth on the cover page of this prospectus supplement.

Selling shareholders	The selling shareholders in this offering are affiliates of Carlyle. See “Selling Shareholders.”

Use of proceeds	We will not receive any proceeds from the sale of any common shares offered by the selling shareholders.

Dividend policy	We do not currently pay and do not currently anticipate paying dividends on our common shares following this offering. Any declaration and payment of future dividends to holders of our common shares may be limited by restrictive covenants in our debt agreements, and will be at the sole discretion of the board of directors of Axalta Coating Systems Ltd. (our “Board of Directors”), and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that our Board of Directors deems relevant.

Risk factors	See “Risk Factors” on page S-6 of this prospectus supplement and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016, for a discussion of factors you should carefully consider before deciding to invest in our common shares.

NYSE symbol	“AXTA”

Unless we specifically state otherwise, throughout this prospectus supplement the number of our common shares to be outstanding after completion of this offering is based on common shares outstanding as of March 31, 2016, which includes 25,000,000 common shares to be sold by the selling shareholders and excludes:

•	525,632 common shares issued pursuant to the exercise of options and vesting of restricted stock units subsequent to March 31, 2016;

•	1,315,637 common shares issuable pursuant to unvested restricted stock units;

•	110,795 common shares issuable pursuant to unvested performance share units;

•	11,145,469 common shares issuable upon the exercise of options outstanding at a weighted average exercise price of $13.56 per share; and

•	7,251,556 common shares reserved for issuance under our 2014 Incentive Plan.

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of the option to purchase additional common shares by the underwriter.

The sale of the common shares contemplated hereby will result in the loss by Carlyle of its right under our principal stockholders agreement to designate one member to our Board of Directors. Pursuant to the principal stockholders agreement, as amended, one of our appointed directors may be required to resign within six months after the closing of this offering. Going forward, Carlyle will have the right to designate four directors to our Board of Directors rather than five.

* * * *

We are incorporated under the laws of Bermuda. Our principal executive offices are located at Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103 and our telephone number is (855) 547-1461. Our website is http://www.axaltacs.com. The contents of our website are not part of this prospectus. We maintain a registered office in Bermuda at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The telephone number of our registered office is (441) 295-5950.

RISK FACTORS

Investment in our common shares involves risks. You should carefully consider the risks and uncertainties described in this prospectus supplement, the prospectus and the documents incorporated by reference herein or therein, including risk factors described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement and before the termination of the offering of the common shares offered hereby. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered shares.

Risks Relating to this Offering and Our Common Shares

This offering will result in a substantial amount of previously unregistered common shares being registered, which may depress the market price of our common shares.

Of the 238,503,149 common shares issued and outstanding as of March 31, 2016, 29.27% were held by Carlyle. The remainder of our issued and outstanding common shares are freely tradable on the NYSE without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless held by our “affiliates” as that term is defined in Rule 144 under the Securities Act. The common shares being sold in this offering were not freely tradable on the NYSE prior to the completion of this offering and the sale by the selling shareholders of the common shares in this offering will increase the number of common shares eligible to be traded on the NYSE, which could depress the market price of our common shares.

Sales of substantial amounts of our common shares, or the possibility of such sales, may adversely affect the price of our common shares.

Sales of substantial amounts of our common shares in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common shares and make it difficult for us to raise funds through securities offerings in the future. As of March 31, 2016, there were 238,503,149 common shares issued and outstanding, of which 138,000,000 common shares sold in registered offerings prior to this offering and 25,000,000 common shares to be sold in this offering (or 28,750,000 common shares if the underwriter fully exercises its option to purchase additional common shares) will be freely transferable without restriction or further registration under the Securities Act, unless held by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

In addition, all common shares acquired upon exercise of options and other equity-based awards granted under our equity incentive plans will also be freely tradable under the Securities Act unless acquired by our affiliates. A maximum of 29.0 million common shares are reserved for issuance under our equity incentive plans, some of which have been issued as of the date of this prospectus supplement. The remaining common shares outstanding are “restricted securities” within the meaning of Rule 144 under the Securities Act, but are eligible for resale subject to applicable volume, manner of sale, holding period and other limitations of Rule 144 or pursuant to an exemption from registration under Rule 701 under the Securities Act.

We, our directors and certain of our executive officers and the selling shareholders have agreed to a “lock-up,” meaning that, subject to certain exceptions, neither we nor they will sell any shares without the prior consent of the underwriter before June 24, 2016. Following the expiration of this 30-day lock-up period, all of these common shares will be eligible for future sale, subject to the applicable volume, manner of sale, holding period and other limitations of Rule 144. In addition, Carlyle has the right under certain circumstances to require that we register their remaining shares for resale. As of the date of this prospectus supplement, these registration rights apply to the approximately 44,811,996 outstanding common shares owned by the investment funds affiliated with or designated by Carlyle that are not being sold in this offering. See the section entitled “Description of Share Capital” in the accompanying prospectus for a description of the common shares that may be sold into the public market in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus include and incorporate forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. These forward-looking statements are identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “could,” “would,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “suggest,” “target,” “may,” “will,” “forecast,” “guidance” and similar expressions. This list of indicative terms and phrases is not intended to be all-inclusive.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation:

•	adverse developments in economic conditions and, particularly, in conditions in the automotive and transportation industries;

•	volatility in the capital, credit and commodities markets;

•	our inability to successfully execute on our growth strategy;

•	risks associated with our non-U.S. operations;

•	currency-related risks;

•	increased competition;

•	risks of the loss of any of our significant customers or the consolidation of multi-shop operators, distributors and/or body shops;

•	our reliance on our distributor network and third-party delivery services for the distribution and export of certain of our products;

•	price increases or interruptions in our supply of raw materials;

•	failure to develop and market new products and manage product life cycles;

•	litigation and other commitments and contingencies;

•	significant environmental liabilities and costs as a result of our current and past operations or products, including operations or products related to our business prior to the acquisition of DuPont Performance Coatings;

•	unexpected liabilities under any pension plans applicable to our employees;

•	risk that the insurance we maintain may not fully cover all potential exposures;

•	failure to comply with the anti-corruption laws of the United States and various international jurisdictions;

•	failure to comply with anti-terrorism laws and regulations and applicable trade embargoes;

•	business disruptions, security threats and security breaches;

•	our ability to protect and enforce intellectual property rights;

•	intellectual property infringement suits against us by third parties;

•	our substantial indebtedness;

•	our ability to obtain additional capital on commercially reasonable terms;

•	our ability to realize the anticipated benefits of any acquisitions and divestitures;

•	our joint ventures’ ability to operate according to our business strategy should our joint venture partners fail to fulfill their obligations;

•	the risk of impairment charges related to goodwill, identifiable intangible assets and fixed assets;

•	our ability to recruit and retain the experienced and skilled personnel we need to compete;

•	work stoppages, union negotiations, labor disputes and other matters associated with our labor force;

•	terrorist acts, conflicts, wars and natural disasters that may materially adversely affect our business, financial condition and results of operations;

•	transporting certain materials that are inherently hazardous due to their toxic nature;

•	weather conditions that may temporarily reduce the demand for some of our products;

•	reduced demand for some of our products as a result of improved safety features on vehicles and insurance company influence;

•	the amount of the costs, fees, expenses and charges related to being a public company;

•	any statements of belief and any statements of assumptions underlying any of the foregoing;

•	Carlyle’s ability to control our common shares;

•	other factors disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, our Annual Report on Form 10-K for the year ended December 31, 2015 and our other filings with the SEC; and

•	other factors beyond our control.

In addition, important factors included or incorporated in this prospectus supplement and the accompanying prospectus, particularly under the heading “Risk Factors,” among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. We do not undertake an obligation to update any forward-looking statements to reflect future events or circumstances.

USE OF PROCEEDS

All common shares offered by this prospectus supplement will be sold by the selling shareholders. We will not receive any proceeds from the sale of these shares.

SELLING SHAREHOLDERS

The following table presents information concerning the beneficial ownership of the common shares by the selling shareholders based on 238,503,149 common shares issued and outstanding as of March 31, 2016, which includes 25,000,000 common shares to be sold by the selling shareholders in connection with this offering (or 28,750,000 common shares if the underwriter fully exercises its option to purchase additional common shares).

The information in the table below with respect to each selling shareholder has been obtained from such selling shareholder. When we refer to the “selling shareholders” in this prospectus supplement, we mean the selling shareholders listed in the table below, as well as their respective pledgees, donees, assignees, transferees and successors and others who may hold any of such selling shareholder’s interest. The selling shareholders may be deemed to be underwriters within the meaning of the Securities Act.

Name of Selling Shareholder	Shares Beneficially Owned Prior to this Offering		Shares to be Sold in this Offering		Shares Beneficially Owned After this Offering
	Number	Percent	Excluding Exercise of Option	Including Exercise of Option	Excluding Exercise of Option		Including Exercise of Option
					Number	Percent	Number	Percent
Investments funds affiliated with The Carlyle Group(1)	69,811,996	29.3%	25,000,000	28,750,000	44,811,996	18.8%	41,061,996	17.2%

(1)	Prior to this offering, includes 14,855,707 shares held by Carlyle Partners V SA1 Cayman, L.P. (“CPV SA1”), 13,393,550 shares held by Carlyle Partners V SA2 Cayman, L.P. (“CPV SA2”), 13,745,430 shares held by Carlyle Partners V SA3 Cayman, L.P. (“CPV SA3”), 861,169 shares held by Carlyle Partners V-A Cayman, L.P. (“CPV-A”), 1,631,615 shares held by CP V Coinvestment A Cayman, L.P. (“CPV Coinvest A”), 195,881 shares held by CP V Coinvestment B Cayman, L.P. (“CPV Coinvest B”), 8,877,625 shares held by Carlyle Coatings Partners, L.P. (“CCP” and, together with CPV SA1, CPV SA2, CPV SA3, CPV-A, CPV Coinvest A and CPV Coinvest B, the “Carlyle Cayman Shareholders”) and 16,251,019 shares held by CEP III Participations, S.à r.l. SICAR (“CEP III” and, together with the Carlyle Cayman Shareholders, the “Carlyle Shareholders”).

Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of CP V General Partner, L.L.C. and the sole shareholder of CEP III Managing GP Holdings, Ltd. CP V General Partner, L.L.C. is the general partner of TC Group V Cayman, L.P., which is the general partner of each of the Carlyle Cayman Shareholders. CEP III Managing GP Holdings, Ltd. is the general partner of CEP III Managing GP, L.P., which is the general partner of Carlyle Europe Partners III, L.P., which is the sole shareholder of CEP III.

Voting and investment determinations with respect to the shares held by the Carlyle Cayman Shareholders are made by an investment committee of TC Group V, L.P. comprised of Daniel D’Aniello, William Conway, David Rubenstein, Louis Gerstner, Allan Holt, Peter Clare, Gregor Böhm, Kewsong Lee and Thomas Mayrhofer. Voting and investment determinations with respect to the shares held by the CEP III are made by an investment committee of CEP III Managing GP, L.P. comprised of Daniel D’Aniello, William Conway, David Rubenstein, Louis Gerstner, Allan Holt, Kewsong Lee and Thomas Mayrhofer. Each member of the investment committees disclaims beneficial ownership of such shares.

The address for each of TC Group Cayman Investment Holdings, L.P., TC Group Cayman Investment Holdings Sub L.P., TC Group V Cayman, L.P. and the Carlyle Cayman Shareholders is c/o Intertrust

Corporate Services, 190 Elgin Avenue, George Town, Grand Cayman, E9 KY1-9005, Cayman Islands. The address for CEP III is c/o The Carlyle Group, 2, avenue Charles de Gaulle, L -1653 Luxembourg, Luxembourg. The address of each of the other persons or entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505.

TAXATION

The following sets forth material Bermuda and U.S. federal income tax consequences of an investment in our common shares. It is based upon laws and relevant interpretations thereof as of the date of this prospectus, all of which are subject to change. This discussion does not address all possible tax consequences relating to an investment in our common shares, such as the tax consequences under U.S. state, local and other tax laws.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

U.S. Federal Income Tax Considerations

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (defined below) (and solely to the extent described below under “—FATCA,” to non-U.S. persons) under present law of an investment in our common shares. The discussion below applies only to U.S. Holders that acquire our common shares in this offering, hold our common shares as capital assets within the meaning of Section 1221 of the Code and that have the U.S. dollar as their functional currency. The discussion below is based on the Code, existing and, in some cases, proposed U.S. Treasury regulations, as well as judicial and administrative interpretations thereof, all as of date of this prospectus. All of the foregoing authorities are subject to change or differing interpretation, which change or differing interpretation could apply retroactively and could affect the tax consequences described below. There can be no assurance that the U.S. Internal Revenue Service will not assert a different position concerning any of the tax consequences discussed below or that any such position would not be sustained by a court. This summary does not address any estate or gift tax consequences or any state, local or non-U.S. tax consequences, nor does it address the Medicare contribution tax on net investment income.

The following discussion does not describe all of the tax consequences that may be relevant to any particular investor or to persons in special tax situations such as:

•	banks;

•	certain financial institutions;

•	real estate investment trusts;

•	regulated investment companies;

•	insurance companies;

•	broker dealers;

•	traders that elect to mark to market;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	certain U.S. expatriates;

•	persons holding our common shares as part of a straddle, hedging, constructive sale, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of the company’s voting stock;

•	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;

•	persons who acquired our common shares pursuant to the exercise of any employee share option or otherwise as compensation; or

•	persons holding our common shares through partnerships or other pass-through entities

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” applies to a holder that is a beneficial owner of our common shares and is, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The tax treatment of an entity treated as a partnership for U.S. federal income tax purposes that holds our common shares generally will depend on such partner’s status and the activities of the partnership. A U.S. Holder that is a partner in such a partnership should consult its tax advisor.

Dividends and Other Distributions on Our Common Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by the Company with respect to our common shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will be includable in a U.S. Holder’s gross income in the year received as dividend income, but only to the extent that such distributions are paid out of the Company’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. The Company does not currently maintain calculations of its earnings and profits under U.S. federal income tax principles because the Company currently has no intentions of making distributions to its shareholders. Nevertheless, the Company may compute and maintain calculations of its earnings and profits under U.S. federal income tax principles if and when the Company’s decision on distributions changes. Absent a calculation by the Company of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect to treat all cash distributions as dividends for such purposes. The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. With respect to certain non-corporate U.S. Holders (including individuals), dividends may be taxed at the lower capital gains rate applicable to “qualified dividend income,” provided that (1) our common shares are readily tradable on an established securities market in the United States, (2) the Company is neither a PFIC (as defined below) nor treated as such with respect to the U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, (3) certain holding period requirements are met and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. Under U.S. Internal Revenue

Service authority, common or ordinary shares generally are considered, for purposes of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the NYSE, as our common shares are.

The dividends will generally be foreign source and considered “passive category” income, and non-U.S. taxes withheld therefrom, if any, may be creditable against the U.S. Holder’s U.S. federal income tax liability, subject to applicable limitations. If the Company is a “United States-owned foreign corporation,” however, a portion of the dividends allocable to the Company’s U.S. source earnings and profits may be re-characterized as U.S. source. A “United States-owned foreign corporation” is any foreign corporation in which U.S. persons own, directly or indirectly, 50% or more (by vote or by value) of the stock. In general, United States-owned foreign corporations with less than 10% of earnings and profits attributable to sources within the United States are excepted from these rules. The rules governing the treatment of foreign taxes and foreign tax credits are complex, and U.S. Holders should consult their tax advisors about the impact of these rules in their particular situations.

Sale or Other Taxable Disposition of Our Common Shares

Subject to the passive foreign investment company rules discussed below, upon a sale or other taxable disposition of our common shares, a U.S. Holder will recognize a capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the U.S. Holder’s tax basis in such common shares. Any such gain or loss generally will be U.S. source gain or loss and will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in our common shares exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates. The deductibility of capital losses is subject to significant limitations.

Passive Foreign Investment Company Rules

We would be classified as a passive foreign investment company (a “PFIC”), for any taxable year if either: (a) at least 75% of our gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of our assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder holds our common shares, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we cease to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

Based on the anticipated market price of our common shares in this offering and expected price of our common shares following this offering, and the composition of our income and assets as well as current and expected operations, we do not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. This is a factual determination, however, that must be made annually after the close of each taxable year. Therefore, there can be no assurance that we will not be classified as a PFIC for the current taxable year or for any future taxable year.

If we are considered a PFIC at any time that a U.S. Holder holds our common shares, any gain recognized by the U.S. Holder on a sale or other disposition of our common shares, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for our common shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on its ordinary shares exceeds 125% of the average of the annual distributions on our common shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of our common shares.

If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder will be deemed to own shares in any of our subsidiaries that are also PFICs and generally be subject to the treatment described above with respect to any distribution on or disposition of such shares. An election for mark-to-market treatment, however, would likely not be available with respect to any such subsidiaries. If we are considered a PFIC, a U.S. Holder will also be subject to information reporting requirements on an annual basis. U.S. Holders should consult their own tax advisors about the potential application of the PFIC rules to an investment in our common shares.

U.S. Information Reporting and Backup Withholding

Distributions with respect to our common shares and proceeds from the sale, exchange or redemption of our common shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct U.S. federal taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

Information With Respect to Foreign Financial Assets

Certain U.S. Holders who are individuals and certain entities may be required to report information relating to our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of our common shares.

FATCA

Provisions under Sections 1471 through 1474 of the Code and applicable Treasury Regulations commonly referred to as “FATCA” may impose 30% withholding on “foreign passthru payments” made by a “foreign financial institution” (each as defined in the Code) that has entered into an agreement with the U.S. Internal Revenue Service to perform certain diligence and reporting obligations with respect to the foreign financial institution’s U.S.-owned accounts. Under applicable Treasury Regulations and administrative guidance, such withholding on “foreign passthru payments” will not apply until January 1, 2019 at the earliest. The applicable Treasury Regulations treat an entity as a “financial institution” if it is a holding company formed in connection with or availed of by a private equity fund or other similar investment vehicle established with an investment strategy of investing, reinvesting, or trading in financial assets. The term “foreign passthru payment” is currently not defined. The United States has entered into an IGA with Bermuda, which modifies the FATCA withholding regime described above. It is not clear whether we would be treated as a financial institution subject to the diligence, reporting and withholding obligations under FATCA or the Bermuda IGA. Furthermore, it is not yet clear how the Bermuda IGA will address foreign passthru payments. Prospective investors should consult their tax advisors regarding the potential impact of FATCA, the Bermuda IGA and any non-U.S. legislation implementing FATCA, on their investment in our common shares.

UNDERWRITING

Credit Suisse Securities (USA) LLC is acting as the underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling shareholders and the underwriter, the selling shareholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling shareholders, 25,000,000 common shares.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriter proposes to offer the common shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principal. In connection with the sale of the common shares offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts.

The expenses of the offering, including expenses incurred by the selling shareholders but not including the underwriting discount, are estimated at $750,000 and are payable by us.

The selling shareholders have granted an option to the underwriter to purchase up to 3,750,000 additional common shares at the price set forth on the cover page of this prospectus supplement. The underwriter may exercise this option for 30 days from the date of this prospectus supplement.

We, our executive officers and directors and the selling shareholders have agreed, subject to certain exceptions, not to sell or transfer any common shares or securities convertible into, exchangeable for, exercisable for, or repayable with common shares, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common shares;

•	sell any option or contract to purchase any common shares;

•	purchase any option or contract to sell any common shares;

•	grant any option, right or warrant for the sale of any common shares;

•	otherwise dispose of or transfer any common shares;

•	request or demand that we file a registration statement related to the common shares; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common shares and to securities convertible into or exchangeable or exercisable for or repayable with common shares. It also applies to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Requests for the consent of the underwriter to the sale of shares by us, our executive officers or our directors or by the selling shareholders prior to the expiration of these lock-up agreements will be considered on a case-by-case basis by the underwriter. When determining whether or not to grant its consent, the underwriter may consider, among other factors, the reasons given by us, any of our executive officers or directors or the relevant shareholder, as applicable, for requesting the consent, the number of shares for which the consent is being requested and market conditions at such time.

The common shares are listed on the NYSE under the symbol “AXTA.”

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common shares. However, the representatives may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriter may engage in passive market making transactions in the common shares on the NYSE in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during a period before the commencement of offers or sales of common shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

In connection with the offering, the underwriter may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of common shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option described above. The underwriter may close out any covered short position by either exercising its option or purchasing common shares in the open market. In determining the source of common shares to close out the covered short position, the underwriter will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which it may purchase common shares through the option. “Naked” short sales are sales in excess of the option. The underwriter must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

None of us, the selling shareholders or the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, none of us, the selling shareholders or the underwriter makes any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the website maintained by the underwriter. Other than the prospectus in electronic format, the information on the website of the underwriter is not part of this prospectus.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for us and our affiliates for which they received or will receive customary fees and expenses. In particular, the underwriter or its affiliates have acted as an underwriter or initial purchaser in our prior initial public offering and secondary offerings and/or prior notes offerings and act as lenders and/or agents under our senior secured credit facilities. Furthermore, the underwriter and its affiliates may, from time to time, enter into arms-length transactions with us in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument

31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A. to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the issuer and the underwriter; or

C. in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the issuer or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplemental prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in Hong Kong

This prospectus has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” as defined in the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is or will be given for the transfer; or (iii) where the transfer is by operation of law.

LEGAL MATTERS

The validity of the common shares and certain other matters of Bermuda law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd., our special Bermuda counsel. Certain matters of U.S. federal and New York State law will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia. Certain legal matters relating to this offering will be passed upon for the underwriter by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

These periodic and current reports and all amendments to those reports are also available free of charge on the investor relations page of our website at http://ir.axaltacs.com. We have included our website address throughout this filing as textual references only. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Copies of our amended memorandum of association and our amended and restated bye-laws, which set forth the terms of our common shares, are filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus supplement and the termination of the offering of the common shares described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 28, 2016.

•	The portions of our Definitive Proxy Statement on Schedule 14A that were deemed filed with the SEC on March 22, 2016.

•	Our Current Report on Form 8-K, filed with the SEC on May 5, 2016.

•	The description of our common shares contained in our registration statement on Form 8-A, filed with the SEC on November 7, 2014 (File No. 001-36733) and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus on the SEC’s website at http://www.sec.gov or request a copy of any or all of the documents referred to above which have been incorporated by reference (other than exhibits, unless they are specifically incorporated by reference in the documents) at no cost to the requester by writing or telephoning us at the following address:

Axalta Coating Systems Ltd.

Two Commerce Square

2001 Market Street

Suite 3600

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(855) 547-1461

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS

Axalta Coating Systems Ltd.

Common Shares

The selling shareholders to be named in a prospectus supplement may offer and sell our common shares from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus describes the general manner in which our common shares may be offered and sold by the selling shareholders. The specific manner in which common shares may be offered and sold will be described in a supplement to this prospectus. Information about the selling shareholders, including the relationship between the selling shareholders and us, will also be included in the applicable prospectus supplement.

Selling shareholders that are affiliates of Axalta Coating Systems Ltd. may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, as a result, may be deemed to be offering common shares, indirectly, on our behalf.

The common shares may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at a negotiated price. The common shares offered by this prospectus and the accompanying prospectus supplement may be offered by the selling shareholders directly to purchasers or to or through underwriters, brokers or dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, brokers or dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference herein or therein, before you invest in our common shares.

INVESTING IN OUR COMMON SHARES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON SHARES.

Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “AXTA.” On May 23, 2016, the last reported sale price of our common shares on the NYSE was $27.72 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. By using a shelf registration statement, the selling shareholders to be named in a supplement to this prospectus may, from time to time, sell common shares in one or more offerings. Each time that the selling shareholders sell common shares, we will provide a prospectus supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any common shares, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We are responsible only for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. Neither we nor the selling shareholders have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We and the selling shareholders will not make an offer to sell these common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY OF OUR COMMON SHARES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common shares to and between residents and non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange, which includes the NYSE. In granting such consent, the Bermuda Monetary does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

When we refer to “Axalta,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Axalta Coating Systems Ltd. and its consolidated subsidiaries, unless otherwise specified.

CERTAIN TRADEMARKS

We own or otherwise have rights to the trademarks, copyrights and service marks, including those mentioned in this prospectus, used in conjunction with the marketing and sale of our products and services. This prospectus includes trademarks, such as Abcite®, Alesta®, AquaEC®, AudurraTM, Centari®, ChallengerTM, ChemophanTM, Colornet®, Corlar®, Cromax®, Cromax Mosaic®, DuxoneTM, Harmonized Coating TechnologiesTM, Imron®, Imron EliteTM, Imron ExcelProTM, LutophenTM, Nap-Gard®, Nason®, Rival®, Spies Hecker®, Standox®, StollaquidTM, SyntopalTM, SyroxTM, VermeeraTM and Voltatex®, which are protected under applicable intellectual property laws and are our property and/or the property of our subsidiaries. This prospectus also contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

These periodic and current reports and all amendments to those reports are also available free of charge on the investor relations page of our website at http://ir.axaltacs.com. We have included our website address throughout this filing as textual references only. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the common shares to which this prospectus relates. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on April 28, 2016.

•	The portions of our Definitive Proxy Statement on Schedule 14A that were deemed filed with the SEC on March 22, 2016.

•	Our Current Report on Form 8-K, filed with the SEC on May 5, 2016.

•	The description of our common shares contained in our registration statement on Form 8-A, filed with the SEC on November 7, 2014 (File No. 001-36733) and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the common shares to which this prospectus relates, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus on the SEC’s website at http://www.sec.gov or request a copy of any or all of the documents referred to above which have been incorporated by reference (other than exhibits, unless they are specifically incorporated by reference in the documents) at no cost to the requester by writing or telephoning us at the following address:

Axalta Coating Systems Ltd.

Two Commerce Square

2001 Market Street

Suite 3600

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(855) 547-1461

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

We are a leading global manufacturer, marketer and distributor of high performance coatings systems. Based on market information from 2014, we generate approximately 90% of our revenue in markets where we hold the #1 or #2 global market position, including the #1 position in our core automotive refinish end-market with approximately a 25% global market share. We have a 150-year heritage in the coatings industry and are known for manufacturing high-quality products with well-recognized brands supported by market-leading technology and customer service. Over the course of our history we have remained at the forefront of our industry by continually developing innovative coatings technologies designed to enhance the performance and appearance of our customers’ products, while improving their productivity and profitability.

Our diverse global footprint of 38 manufacturing facilities, four technology centers, 46 customer training centers and approximately 12,800 employees allows us to meet the needs of customers in over 130 countries. We serve our customer base through an extensive sales force and technical support organization, as well as through approximately 4,000 independent, locally-based distributors. Our scale and strong local presence are critical to our success, allowing us to leverage our technology portfolio and customer relationships globally while meeting customer demands locally.

Our business is organized into two segments, Performance Coatings and Transportation Coatings, serving four end-markets globally as highlighted below.

Note: Table above reflects numbers for the year ended December 31, 2015.

Net sales for our four end-markets and four regions for the year ended December 31, 2015 are highlighted below:

Note: Latin America includes Mexico

Axalta Coating Systems Ltd., a Bermuda exempted company formed at the direction of an affiliate of The Carlyle Group L.P. (“Carlyle”), was incorporated on August 24, 2012 for the purpose of consummating the acquisition of DuPont Performance Coatings (“DPC”), a business formerly owned by E. I. du Pont de Nemours and Company, including certain assets of DPC and all of the capital stock and other equity interests of certain entities engaged in the DPC business (the “Acquisition”). Axalta, through its wholly owned indirect subsidiaries, acquired DPC on February 1, 2013.

Our principal executive offices are located at Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103 and our telephone number is (855) 547-1461. Our website is http://www.axaltacs.com. The contents of our website are not part of this prospectus.

We maintain a registered office in Bermuda at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The telephone number of our registered office is (441) 295-5950.

RISK FACTORS

Investment in our common shares involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement, before acquiring any such common shares. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and any accompanying prospectus supplement include and incorporate forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. These forward-looking statements are identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “could,” “would,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “suggest,” “target,” “may,” “will,” “forecast,” “guidance” and similar expressions. This list of indicative terms and phrases is not intended to be all-inclusive.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation:

•	adverse developments in economic conditions and, particularly, in conditions in the automotive and transportation industries;

•	volatility in the capital, credit and commodities markets;

•	our inability to successfully execute on our growth strategy;

•	risks associated with our non-U.S. operations;

•	currency-related risks;

•	increased competition;

•	risks of the loss of any of our significant customers or the consolidation of multi-shop operators, distributors and/or body shops;

•	our reliance on our distributor network and third-party delivery services for the distribution and export of certain of our products;

•	price increases or interruptions in our supply of raw materials;

•	failure to develop and market new products and manage product life cycles;

•	litigation and other commitments and contingencies;

•	significant environmental liabilities and costs as a result of our current and past operations or products, including operations or products related to our business prior to the Acquisition;

•	unexpected liabilities under any pension plans applicable to our employees;

•	risk that the insurance we maintain may not fully cover all potential exposures;

•	failure to comply with the anti-corruption laws of the United States and various international jurisdictions;

•	failure to comply with anti-terrorism laws and regulations and applicable trade embargoes;

•	business disruptions, security threats and security breaches;

•	our ability to protect and enforce intellectual property rights;

•	intellectual property infringement suits against us by third parties;

•	our substantial indebtedness;

•	our ability to obtain additional capital on commercially reasonable terms;

•	our ability to realize the anticipated benefits of any acquisitions and divestitures;

•	our joint ventures’ ability to operate according to our business strategy should our joint venture partners fail to fulfill their obligations;

•	the risk of impairment charges related to goodwill, identifiable intangible assets and fixed assets;

•	our ability to recruit and retain the experienced and skilled personnel we need to compete;

•	work stoppages, union negotiations, labor disputes and other matters associated with our labor force;

•	terrorist acts, conflicts, wars and natural disasters that may materially adversely affect our business, financial condition and results of operations;

•	transporting certain materials that are inherently hazardous due to their toxic nature;

•	weather conditions that may temporarily reduce the demand for some of our products;

•	reduced demand for some of our products as a result of improved safety features on vehicles and insurance company influence;

•	the amount of the costs, fees, expenses and charges related to being a public company;

•	any statements of belief and any statements of assumptions underlying any of the foregoing;

•	Carlyle’s ability to control our common shares;

•	other factors disclosed in our most recent Annual Report on Form 10-K and our other filings with the SEC; and

•	other factors beyond our control.

In addition, important factors included or incorporated in this prospectus and any accompanying prospectus supplement, particularly under the heading “Risk Factors,” among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. We do not undertake an obligation to update any forward-looking statements to reflect future events or circumstances.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common shares by the selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions of our amended memorandum of association and our amended and restated bye-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our amended memorandum of association and amended and restated bye-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Prospective investors are urged to read the exhibits for a complete understanding of our amended memorandum of association and amended and restated bye-laws.

General

We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 46832. We were incorporated on August 24, 2012 under the name Flash Bermuda Co. Ltd. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

The objects of our business are unrestricted, and the Company has the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.

Since our incorporation, other than (i) an increase in our authorized share capital to 1,000,000,000 shares on August 5, 2013 and (ii) the completion of a bonus issue of 0.69 of a share for every common share in issue as at October 28, 2014, rounded down to the nearest whole share, which was effectuated on October 28, 2014 in connection with our initial public offering, there have been no material changes to our share capital, mergers, amalgamations or consolidations of us or any of our subsidiaries, no material changes in the mode of conducting our business, no material changes in the types of products produced or services rendered. On May 9, 2013, we changed our name from Flash Bermuda Co. Ltd. to Axalta Coating Systems Bermuda Co., Ltd., and on August 8, 2014, we changed our name from Axalta Coating Systems Bermuda Co., Ltd. to Axalta Coating Systems Ltd. There have been no bankruptcy, receivership or similar proceedings with respect to us or our subsidiaries.

There have been no public takeover offers by third parties for our common shares nor any public takeover offers by us for the shares of another company that have occurred during the last or current financial years.

Our common shares are listed on the NYSE under the symbol “AXTA”.

Initial settlement of our common shares will take place on the closing date of this offering through The Depository Trust Company (“DTC”) in accordance with its customary settlement procedures for equity securities registered through DTC’s book-entry transfer system. Each person beneficially owning common shares registered through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the common shares.

Share Capital

Our authorized share capital consists of issued common shares, par value $1.00 per share, and undesignated shares, par value $1.00 per share, that our Board of Directors is authorized to designate from time to time as common shares or as preference shares. As of March 31, 2016, there were 238,503,149 common shares issued and outstanding, excluding 11,560,430 common shares issuable upon exercise of options, 1,426,051 common shares issuable pursuant to unvested restricted stock units and including 1,049,087 common shares issuable pursuant to unvested restricted stock awards and 346,377 common shares issuable pursuant to unvested performance share awards granted as of March 31, 2016, and no preference shares issued and outstanding. All of our issued and outstanding common shares are fully paid.

Pursuant to our amended and restated bye-laws, subject to the requirements of the NYSE and to any resolution of the shareholders to the contrary, our Board of Directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our amended and restated bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Preference Shares

Pursuant to Bermuda law and our amended and restated bye-laws, our Board of Directors may, by resolution, establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the Board of Directors without any further shareholder approval. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of the company.

Dividend Rights

Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that: (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereby be less than its liabilities. Under our amended and restated bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our Board of Directors, subject to any preferred dividend right of the holders of any preference shares.

Any cash dividends payable to holders of our common shares listed on the NYSE will be paid to American Stock Transfer & Trust Company, LLC, our paying agent in the United States for disbursement to those holders.

Variation of Rights

If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 75% of the issued shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued shares of the relevant class is present. Our amended and restated bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other class or series of preference shares, to vary the rights attached to any other class or series of preference shares.

Transfer of Shares

Our Board of Directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share on the basis that it is not fully paid. Our Board of Directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our Board of Directors shall reasonably require. Subject to these restrictions, a holder of common shares may transfer the title to all or any of his common shares by completing a form of transfer in the form set out in our amended and restated bye-laws (or as near thereto as circumstances admit) or in such other common form as our Board of Directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our Board of Directors may accept the instrument signed only by the transferor.

Where our shares are listed or admitted to trading on any appointed stock exchange, such as the NYSE, they will be transferred in accordance with the rules and regulations of such exchange.

Meetings of Shareholders

Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which we refer to as the annual general meeting. However, the shareholders may by resolution waive this requirement, either for a specific year or period of time, or indefinitely. When the requirement has been so waived, any shareholder may, on notice to the company, terminate the waiver, in which case an annual general meeting must be called. We have chosen not to waive the convening of an annual general meeting.

Bermuda law provides that a special general meeting of shareholders may be called by the Board of Directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our amended and restated bye-laws provide that our Board of Directors may convene an annual general meeting and the chairman or a majority of our directors then in office may convene a special general meeting. Under our amended and restated bye-laws, at least 14 days’ notice of an annual general meeting or ten days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. Subject to the rules of the NYSE, the quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of all issued and outstanding common shares.

Access to Books and Records and Dissemination of Information

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s amended and restated memorandum of association, including its objects and powers, and certain alterations to the amended and restated memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented in the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act 1981 (“Companies Act”) establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Election and Removal of Directors

Our amended and restated bye-laws provide that our Board of Directors shall consist of such number of directors as the Board of Directors may determine. Our Board of Directors currently consists of nine directors. Pursuant to the terms of our principal stockholders agreement, as amended, we are prohibited from increasing the number of directors until such time as Carlyle owns, in the aggregate, less than five percent of our outstanding common shares. Our Board of Directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting are elected for a three-year term.

A shareholder holding not less than 10% in nominal value of the common shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our Board of Directors. Where a Director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a Director is to be elected at a special general meeting, that notice must be given not later than 7 days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.

A director may be removed, only with cause, by the shareholders, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Proceedings of Board of Directors

Our amended and restated bye-laws provide that our business is to be managed and conducted by our Board of Directors. Bermuda law permits individual and corporate directors and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our amended and restated bye-laws or Bermuda law that our directors must retire at a certain age.

The compensation of our directors is determined by the Board of Directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other reasonable out-of-pocket expenses properly incurred by them in connection with our business or their duties as directors.

A director who discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law is not entitled to vote in respect of any such contract or arrangement in which he or she is interested unless the chairman of the relevant meeting of the Board of Directors determines that such director is not disqualified from voting.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.

Our amended and restated bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.

Amendment of Memorandum of Association and Bye-laws

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our amended and restated bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our Board of Directors and by a resolution of our shareholders including the affirmative vote of a majority of all votes entitled to be cast on the resolution.

Under Bermuda law, the holders of an aggregate of not less than 20% in nominal value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Amalgamations and Mergers

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s Board of Directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Shareholder Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Our amended and restated bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.

Capitalization of Profits and Reserves

Pursuant to our amended and restated bye-laws, our Board of Directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

Registrar or Transfer Agent

A register of holders of the common shares is maintained by Codan Services Limited in Bermuda, and a branch register is maintained in the United States by American Stock Transfer & Trust Company, LLC, which serves as branch registrar and transfer agent.

Untraced Shareholders

Our amended and restated bye-laws provide that our Board of Directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

Certain Provisions of Bermuda Law

We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.

The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that are the subject of this offering to and between residents and non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.

BERMUDA COMPANY CONSIDERATIONS

Our corporate affairs are governed by our memorandum of association and bye-laws and by the corporate law of Bermuda. The provisions of the Companies Act, which applies to us, differ in certain material respects from laws generally applicable to U.S. companies incorporated in the State of Delaware and their stockholders. The following is a summary of significant differences between the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us and our shareholders and the provisions of the General Corporation Law of the State of Delaware applicable to U.S. companies organized under the laws of Delaware and their stockholders.

Bermuda	Delaware
Shareholder meetings

•    May be called by the board of directors and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings.

• May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so designated, as determined by the board of directors.

• The chairman may convene a special general meeting.

• May be held in or outside Bermuda.	• May be held in or outside of Delaware.

• Notice:	• Notice:

• Shareholders must be given at least five days’ advance notice of a general meeting, but the unintentional failure to give notice to any person does not invalidate the proceedings at a meeting.	• Written notice shall be given not less than ten nor more than 60 days before the meeting.

• Our bye-laws require that shareholders must be given at least 14 days’ notice of an annual general meeting or 10 days’ notice of a special general meeting.

• Notice of general meetings must specify the place, the day and hour of the meeting and in the case of special general meetings, the general nature of the business to be considered.

•    Whenever stockholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Shareholder’s voting rights

• Shareholders may act by written consent to elect directors. Shareholders may not act by written consent to remove a director or auditor.	• With limited exceptions, stockholders may act by written consent to elect directors unless prohibited by the certificate of incorporation.

•    Generally, except as otherwise provided in the bye-laws, or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast. Any person authorized to vote may authorize another person or persons to act for him or her by proxy.

• Any person authorized to vote may authorize another person or persons to act for him or her by proxy.

Bermuda	Delaware

•    The voting rights of shareholders are regulated by a company’s bye-laws and, in certain circumstances, by the Companies Act. The bye-laws may specify the number to constitute a quorum and if the bye-laws permit, a general meeting of the shareholders of a company may be held with only one individual present if the requirement for a quorum is satisfied.

•    For stock corporations, the certificate of incorporation or bylaws may specify the number to constitute a quorum, but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

• Our bye-laws provide that when a quorum is once present in general meeting it is not broken by the subsequent withdrawal of any shareholders.	• When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

• The bye-laws may provide for cumulative voting, although our bye-laws do not.	• The certificate of incorporation may provide for cumulative voting.

•    The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company.

•    Any two or more corporations existing under the laws of the state may merge into a single corporation pursuant to a board resolution and upon the majority vote by stockholders of each constituent corporation at an annual or special meeting.

•    Every company may at any meeting of its board of directors sell, lease or exchange all or substantially all of its property and assets as its board of directors deems expedient and in the best interests of the company to do so when authorized by a resolution adopted by the holders of a majority of issued and outstanding shares of a company entitled to vote.

•    Every corporation may at any meeting of the board sell, lease or exchange all or substantially all of its property and assets as its board deems expedient and for the best interests of the corporation when so authorized by a resolution adopted by the holders of a majority of the outstanding stock of a corporation entitled to vote.

•    Any company that is the wholly owned subsidiary of a holding company, or one or more companies which are wholly owned subsidiaries of the same holding company, may amalgamate or merge without the vote or consent of shareholders provided that the approval of the board of directors is obtained and that a director or officer of each such company signs a statutory solvency declaration in respect of the relevant company.

•    Any corporation owning at least 90% of the outstanding shares of each class of another corporation may merge the other corporation into itself and assume all of its obligations without the vote or consent of stockholders; however, in case the parent corporation is not the surviving corporation, the proposed merger shall be approved by a majority of the outstanding stock of the parent corporation entitled to vote at a duly called stockholder meeting.

• Any mortgage, charge or pledge of a company’s property and assets may be authorized without the consent of shareholders subject to any restrictions under the bye-laws.

•    Any mortgage or pledge of a corporation’s property and assets may be authorized without the vote or consent of stockholders, except to the extent that the certificate of incorporation otherwise provides.

Bermuda	Delaware
Directors

•    The board of directors must consist of at least one director.

•    The number of directors is fixed by board of directors according to our bye-laws, and any changes to such number must be approved by the board of directors in accordance with our bye-laws.

•    Removal:

•    Under our bye-laws, any or all directors may be removed only with cause by the holders of a majority of the shares entitled to vote at a special meeting convened and held in accordance with the bye-laws for the purpose of such removal.

•    The board of directors must consist of at least one member.

•    Number of board members shall be fixed by the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number shall be made only by amendment of the certificate of incorporation.

•    Removal:

•    Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote unless the certificate of incorporation otherwise provides.

•    In the case of a classified board, stockholders may effect removal of any or all directors only for cause.

Duties of directors

•    The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be managed and conducted by our Board of Directors. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

•    a duty to act in good faith in the best interests of the company;

•    a duty not to make a personal profit from opportunities that arise from the office of director;

•    a duty to avoid conflicts of interest; and

•    a duty to exercise powers for the purpose for which such powers were intended.

•    Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to stockholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its stockholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the stockholders generally.

Bermuda	Delaware

•    The Companies Act imposes a duty on directors and officers of a Bermuda company:

•    to act honestly and in good faith with a view to the best interests of the company; and

•    to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

•    The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company. Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders, creditors or any class thereof. Our shareholders may not have a direct cause of action against our directors.

•    In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Takeovers

•    An acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:

•    By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

•    By acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the

•    Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, and in the event the parent corporate does not own all of the stock of the subsidiary, dissenting stockholders of the subsidiary are entitled to certain appraisal rights.

•    Delaware law also provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a company, the person is an “interested stockholder” and may not engage in “business combinations” with the company for a period of three years from the time the person acquired 15% or more of voting stock.

Bermuda	Delaware

     approvalof the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any nontendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one- month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

•    Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Dissenter’s rights of appraisal

•    A dissenting shareholder (that did not vote in favor of the amalgamation or merger) of a Bermuda exempted company is entitled to be paid the fair value of his or her shares in an amalgamation or merger.

•    With limited exceptions, appraisal rights shall be available for the shares of any class or series of stock of a corporation in a merger or consolidation.

•    The certificate of incorporation may provide that appraisal rights are available for shares as a result of an amendment to the certificate of incorporation, any merger or consolidation or the sale of all or substantially all of the assets.

Dissolution

•    Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors shall each make a statutory declaration, which states that the directors have made a full enquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration

•    Under Delaware law, a corporation may voluntarily dissolve (i) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (ii) if all stockholders entitled to vote thereon consent in writing to such dissolution.

Bermuda	Delaware

        withthe Registrar of Companies in Bermuda. The general meeting will be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

Shareholder’s derivative actions

•    Class actions and derivative actions are generally not available to shareholders under Bermuda law. Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

•    In any derivative suit instituted by a stockholder of a corporation, it shall be averred in the complaint that the plaintiff was a stockholder of the corporation at the time of the transaction of which he complains or that such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

PLAN OF DISTRIBUTION

The selling shareholders may offer and sell the common shares covered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

In addition, the manner in which the selling shareholders may sell some or all of the common shares covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling shareholders may also enter into hedging transactions. For example, the selling shareholders may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from the selling shareholders to close out its short positions;

•	sell common shares short and redeliver such shares to close out the short positions;

•	enter into option or other types of transactions that require the selling shareholders to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The common shares covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in any combination of these distribution channels.

In addition, the selling shareholders may enter into derivative or hedging transactions with third parties, or sell common shares not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell common shares covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use common shares borrowed from the selling shareholders or others to settle such sales and may use common shares received from the selling shareholders to close out any related short positions. The selling shareholders may also loan or pledge common shares covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned common shares or, in an event of default in the case of a pledge, sell the pledged common shares pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of common shares will state the terms of the offering of the common shares, including:

•	the name or names of any participating underwriters, brokers, dealers or agents and the amounts of common shares underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the common shares and the net proceeds to be received by the selling shareholders from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’, brokers’, dealers’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange or markets on which the common shares may be listed; and

•	other material terms of the offering.

The offer and sale of the common shares described in this prospectus by the selling shareholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

In addition to selling its common shares under this prospectus, a selling shareholder may:

•	transfer its common shares in other ways not involving a market maker or established trading markets, including directly by gift, distribution, or other transfer;

•	sell its common shares under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

•	sell its common shares by any other legally available means.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Any selling shareholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered common shares may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from the selling shareholders and any profits they receive on the resale of the offered common shares may be treated as underwriting discounts and commissions under the Securities Act. The selling shareholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

The selling shareholders and other persons participating in the sale or distribution of the common shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including

Regulation M. This regulation may limit the timing of purchases and sales of any of the common shares by the selling shareholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling shareholders and any affiliates of the selling shareholders. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.

The selling shareholders are not restricted as to the price or prices at which they may sell the common shares. Sales of such common shares may have an adverse effect on the market price of the common shares. Moreover, it is possible that a significant number of common shares could be sold at the same time, which may have an adverse effect on the market price of the common shares.

We cannot assure you that the selling shareholders will sell all or any portion of the common shares offered hereby.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered common shares for their own account. The underwriters may resell the offered common shares in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. The selling shareholders may offer the common shares to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be named in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of common shares, the obligations of the underwriters to purchase the offered common shares will be subject to certain conditions contained in an underwriting agreement that we and the applicable selling shareholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the offered common shares if any of the common shares are purchased, unless otherwise specified in connection with any particular offering of common shares. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

The selling shareholders may designate agents to sell the offered common shares. Unless otherwise specified in connection with any particular offering of common shares, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. The selling shareholders may also sell the offered common shares to one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling shareholders. These firms will remarket the offered common shares upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered common shares. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with the selling shareholders and its compensation.

In connection with offerings made through underwriters or agents, the selling shareholders may enter into agreements with such underwriters or agents pursuant to which the selling shareholders receive outstanding common shares in consideration for the common shares being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell common shares covered by this prospectus to hedge their positions in these outstanding common shares, including in short sale transactions. If so, the underwriters or agents may use the common shares received from the selling shareholders under these arrangements to close out any related open borrowings of common shares.

Dealers

The selling shareholders may sell the offered common shares to dealers as principals. The selling shareholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such common shares to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with the selling shareholders at the time of resale. Dealers engaged by the selling shareholders may allow other dealers to participate in resales.

Direct Sales

The selling shareholders may choose to sell the offered common shares directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

The selling shareholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered common shares on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

The selling shareholders will enter into such delayed contracts only with institutional purchasers that the selling shareholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We and the selling shareholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, the selling shareholders in the ordinary course of business. This includes commercial banking and investment banking transactions.

We may agree to indemnify in certain circumstances the selling shareholders against certain liabilities, including liabilities under the Securities Act. The selling shareholders may agree to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

Market-Making, Stabilization and Other Transactions

In connection with any offering of common shares, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the overallotment option. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the common shares.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common shares to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

We will pay the expenses, other than underwriting discounts and commissions, associated with the registration and sale of shares to be sold by the selling shareholders. The selling shareholders will pay any underwriting discounts, selling commissions or other minor expenses.

LEGAL MATTERS

The validity of the common shares offered by this prospectus will be passed upon for us by Conyers Dill & Pearman Pte. Ltd.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

25,000,000 Shares

Axalta Coating Systems Ltd.

Common Shares

Prospectus Supplement

Credit Suisse

May 24, 2016